EXHIBIT 10.1

THIS CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”) AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), APPLICABLE STATE SECURITIES LAWS, OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION. THIS NOTE AND SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND IN THE ABSENCE OF COMPLIANCE WITH APPLICABLE LAWS OF ANY FOREIGN JURISDICTION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED AND SUCH FOREIGN JURISDICTION LAWS HAVE BEEN SATISFIED.

BIODRAIN MEDICAL, Inc.

CONVERTIBLE PROMISSORY NOTE

Eagan, Minnesota
$________	Issue Date: June ___, 2013

1.        Principal and Interest. BIODRAIN MEDICAL, INC. (the “Company”), a Minnesota corporation, for value received, hereby promises to pay to the order of ___________ or his, her or its assigns (“Holder”), in lawful money of the United States of America at the address for notices to Holder set forth in the applicable Subscription Agreement (as defined below) (or such other address as Holder shall provide to the Company in writing pursuant thereto), the principal amount of $________ (the “Principal Amount”), together with interest as set forth below.

This Note is being issued pursuant to that certain Confidential Private Placement Memorandum (as supplemented, the “Memorandum”) dated as of May ___, 2013, which sets forth the terms of the offering and sale (the “Offering”) by the Company of up to a maximum of $1,000,000 (the “Maximum Offering”) of 8% convertible promissory notes (each a “Note” and collectively the “Notes”) and warrants (each a “Warrant” and collectively the “Warrants”) for each investor to purchase the number of shares of Common Stock as is equal to 75% of the principal amount of the Notes purchased by it, divided by the Fixed Conversion Price (as hereinafter defined). An investment in the Notes and the Warrants shall be further governed by that certain Subscription Agreement, of even date with the Issue Date set forth above, between the Company and Holder (the “Subscription Agreement”).

This Note shall become due and payable on the one-year anniversary of the Issue Date set forth above (the “Due Date”). The Company promises to pay interest on the unpaid Principal Amount at a rate of eight percent (8%) per annum or such lesser rate as shall be the maximum rate allowable under applicable law, which interest shall accrue from the Issue Date until the Due Date or such date when the entire Principal Amount and accrued interest thereon is paid in full in accordance with the terms of this Note. Commencing five (5) days after the occurrence of any Event of Default (as hereinafter defined), that results in the eventual acceleration of this Note, interest shall accrue at the rate specified in Section 5.2 hereof. Interest shall be computed on the basis of a 360-day year of twelve 30-day months, shall compound annually and shall be accrued and added to principal on an annual basis.

Capitalized terms used, but not otherwise defined, herein shall have the respective meanings ascribed to such terms in the Memorandum.

2.        Elective Conversion Options.

2.1           Elective Conversion Options.

(a)          Pre-Qualified Financing Conversion Option. Notwithstanding anything herein to the contrary, any time prior to the consummation of a Qualified Financing (as hereinafter defined) until the repayment of the entire Principal Amount and accrued interest thereon as permitted hereunder, Holder shall have the option to convert any or all of the unpaid Principal Amount and accrued interest thereon into shares (“Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at a fixed conversion price equal to $0.18 per share, subject to proportionate adjustment as provided in Section 3 hereof (the “Fixed Conversion Price”).

(b)          Qualified Financing Conversion Option. Notwithstanding anything herein to the contrary, upon the consummation of a Qualified Financing (as hereinafter defined) until the repayment of the entire Principal Amount and accrued interest thereon as permitted hereunder, Holder shall have the option to convert any or all of such unpaid Principal Amount and accrued interest thereon into Shares of the Company’s Common Stock, at a conversion price equal to the lesser of (i) 90% of the lowest price per share at which Shares of the Company’s Common Stock (or other equity securities of the Company on an as converted basis) are sold in an equity financing or series of related equity financings by the Company resulting in aggregate gross cash proceeds (before commissions and other expenses) to the Company of at least $2,000,000 (a “Qualified Financing”) or (ii) the Fixed Conversion Price (subject to proportionate adjustment as provided in Section 3 hereof).

(c)          Holder’s conversion rights provided under this Section 2.1 are referred to herein as the “Conversion Option”. The applicable conversion price shall be paid by Holder by forgiveness of such amount of this Note, included all unpaid Principal Amount and accrued interest thereon, being converted as specified in the applicable Conversion Notice (as hereinafter defined).

2.2           Notice of Certain Events; Conversion Procedure for the Conversion Options. So long as this Note remains outstanding and unless expressly waived in writing by Holder in Holder’s sole and absolute discretion, the Company shall give Holder at least ten (10) calendar days advance written notice in accordance with Section 12 herein prior to the consummation of a Qualified Financing or a Fundamental Transaction (as defined below) or the repayment of any unpaid Principal Amount and accrued interest thereon under the Note. Holder shall have ten (10) calendar days following receipt of such notice to elect to convert any or all unpaid Principal Amount and accrued interest thereon into Shares of the Company’s Common Stock in accordance with this Section 2.2. Upon conversion of this Note pursuant to this Section 2.2, Holder shall surrender this Note, duly endorsed, at the office of the Company and shall provide written notice (the “Conversion Notice”) to the Company at its principal corporate office of the election to convert the same. The Company, as soon as practicable following receipt of the Conversion Notice, shall issue and deliver to Holder a certificate or certificates for the number of Shares to which Holder is entitled (such certificates bearing such legends as are required by applicable state and federal securities laws).

2.3           Mechanics and Effect of Conversion for the Conversion Option. No fractional Shares shall be issued upon any conversion hereunder. All fractional shares shall be rounded up to the nearest whole share. Any conversion pursuant to the Conversion Option, and the issuance of Shares of the Company’s Common Stock pursuant thereto, shall be deemed to have occurred immediately upon the Company’s receipt of the Conversion Notice. From and after such time, Holder shall be treated for all purposes as the record holder of the Shares. Upon conversion of this Note in full, with no principal or accrued interest amount thereafter outstanding, the Company shall be released from all its obligations and liabilities hereunder.

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3.        Effect of Certain Events.

3.1           Adjustment of Conversion Price upon Subdivision or Combination of Shares. If the Company at any time after the date of issuance of this Note subdivides (by any split, share dividend, recapitalization or otherwise) its Shares into a greater number of shares, the Fixed Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time after the date of issuance of this Note combines (by combination, reverse stock split, recapitalization or otherwise) its Shares into a smaller number of shares, the Fixed Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 3.1 shall become effective at the close of business on the date the subdivision or combination becomes effective.

3.2           Distribution of Assets. If the Company shall propose to declare or make any dividend or other distribution of assets (or rights to acquire its assets) to holders of Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (each a “Distribution”), at any time after the issuance of this Note, then, in each such case, the Company shall provide to Holder hereof notice of such proposed Distribution at least ten (10) days prior to such Distribution, and Holder shall have the opportunity to convert this Note into Shares on the terms and subject to the conditions herein contained, and thereafter participate in such Distribution.

3.3           Certain Events. If any event occurs of the type contemplated by the provisions of this Section 3 that is proportionately applied to all outstanding shares of Common Stock of the Company, but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights applicable to all outstanding shares of Common Stock , but excluding the Qualified Financing), then the Company’s board of directors shall make an appropriate adjustment or provision so as to protect the rights of the Holder of this Note; provided, except as set forth in Section 3.1, that no such adjustment pursuant to this Section 3 will increase the Fixed Conversion Price, as otherwise determined pursuant to this Note.

4.        Prepayment.

4.1           Other than as provided in Section 2, Section 4.2 and Section 5 hereof, unless expressly waived in writing by Holder, in Holder’s sole and absolute discretion, this Note may not be prepaid at any time, in whole or in part, prior to a Qualified Financing. At any time following the consummation of a Qualified Financing and in accordance with the notice requirements set forth in Section 2.2 above, the Company shall have the right to prepay, without premium or penalty, any or all of the unpaid Principal Amount and interest accrued thereon under the Note, to the extent that Holder does not first provide the Company with a Conversion Notice in the applicable timeframe permitted herein.

4.2            In the event of a Fundamental Transaction (as defined below), the Company shall:

(a)          pay to the Holder an amount equal to the unpaid Principal Amount of this Note, payable in cash or such other form of Sale Proceeds (as defined below), having a value equal to such unpaid Principal Amount; and

(b)          pay to the Holder all accrued but unpaid interest on this Note, payable in cash or such other form of Sale Proceeds, having a value equal to such accrued but unpaid interest.

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Upon the consummation of a Fundamental Transaction and completion by the Company of the deliveries set forth in clauses (a) and (b) above, the indebtedness evidenced by this Note shall be satisfied in full and no interest shall continue to accrue on this Note and all rights of the Holder hereunder shall terminate.

4.3           For purposes of this Note:

(a)          “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company, including intellectual property, to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than fifty percent (50%) of either the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than fifty percent (50%) of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock (other than a forward or reverse stock split), or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 , as amended (the “Exchange Act”)) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) of the aggregate ordinary voting power represented by issued and outstanding Common Stock; provided, that a “Fundamental Transaction” shall not be deemed to have occurred for purposes of the foregoing clause (vi) as the result of the acquisition of additional securities by Dr. Samuel Herschkowitz, Joshua Kornberg or their affiliates.

(b)          “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(c)          “Sale Proceeds” means, in the event of a Fundamental Transaction, the proceeds to the Company, any selling stockholders or the Company’s stockholders, whether cash or securities.

5.        Events of Default.

5.1           Each of the following events shall constitute a default under this Note (each an “Event of Default”) if not cured by the Company within thirty (30) calendar days after receipt of written notice thereof from Holder or such longer period as set forth below:

(a)          failure by the Company to pay the principal or interest amount due hereunder;

(b)          failure by the Company or the Company’s transfer agent to issue securities issuable upon conversion of this Note to Holder within thirty (30) calendar days after the receipt of a Conversion Notice and surrender by Holder of this Note to the Company or the Company’s transfer agent;

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(c)          the Company shall: (1) make a general assignment for the benefit of its creditors; (2) apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties; (3) commence a voluntary for relief as a debtor under the United States Bankruptcy Code; (4) file with or otherwise submit to any governmental authority any petition, answer or other document seeking: (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation; (5) file or otherwise submit any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any proceeding under any such applicable law, or (6) be adjudicated a bankrupt or insolvent by a court of competent jurisdiction;

(d)          any case, proceeding or other action shall be commenced against the Company for the purpose of effecting, or an order, judgment or decree shall be entered by any court of competent jurisdiction approving (in whole or in part) anything specified in Section 5.1(c) hereof, or any receiver, trustee, assignee, custodian, sequestrator, liquidator or other official shall be appointed with respect to the Company, or shall be appointed to take or shall otherwise acquire possession or control of all or a substantial part of the assets and properties of the Company, and any of the foregoing shall continue unstayed and in effect for any period of at least sixty (60) days; or

(e)          any material breach by the Company of any covenant, warranty, representation or other term or condition of this Note, the Subscription Agreement or the Warrant issued to the Holder in connection with the Offering, at any time which is not cured within the time periods permitted therein or, if no cure period is provided therein, within sixty (60) days after the date on which the Company receives written notice of such breach.

5.2           If any Event of Default specified in Sections 5.1(c) or (d) occurs, then the full Principal Amount of this Note, together with any other amounts owing in respect thereof, to the date of the Event of Default shall become immediately due and payable in cash without any action on the part of Holder, and if any other Event of Default occurs, the full Principal Amount of this Note, together with any other amounts owing in respect thereof, to the date of acceleration shall become, at Holder’s election, immediately due and payable in cash. Commencing five (5) days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, interest on this Note shall continue to accrue at the rate of twenty percent (20%) per annum, or such lower maximum amount of interest permitted to be charged under applicable law. All Notes for which the full amount hereunder, including unpaid Principal Amount and accrued interest thereon, shall have been paid in accordance herewith shall promptly be surrendered to or as directed by the Company. Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and Holder shall have all rights as a Note holder until such time, if any, as the full payment under this Section 5.2 shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

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6.        Notice of Proposed Transfers. Prior to any proposed transfer of this Note or the Shares, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, Holder shall give written notice to the Company of such Holder’s intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied (except in transactions in compliance with Rule 144) by an unqualified written opinion of legal counsel, who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company’s counsel, to the effect that the proposed transfer of this Note or Securities may be effected without registration under the Securities Act; provided, however, no such opinion of counsel shall be necessary for a transfer without consideration by a Holder to any affiliate of such Holder, or a transfer by a Holder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or lineal descendants or ancestors, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were the original Holder hereunder. Each certificate evidencing Securities or this Note transferred as above provided shall bear an appropriate restrictive legend, except that this Note or certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act.

7.        Reservation of Shares. The Company covenants and agrees that all Shares will, upon issuance on conversion of this Note, be duly authorized, validly issued, fully paid and nonassessable, and free of all preemptive rights, liens and encumbrances, except for restrictions on transfer provided for herein and in the Company’s organizational documents, as amended from time to time. Prior to executing this Note or as soon as reasonably possible thereafter, the Company shall reserve out of its authorized and unissued Shares, solely for the purpose of providing for the exercise of the rights to convert this Note, such number of Shares as shall be sufficient therefore at the Fixed Conversion Price, and shall use its best efforts and take such reasonable actions as are necessary to ensure that such securities remain so reserved for issuance in the future.

8.        No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder of this Note against impairment.

9.        Waivers; Governing Law. The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or any other right. This Note is being delivered in and shall be construed in accordance with the laws of the State of Minnesota, without regard to the conflicts of laws provisions thereof.

10.      No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon Holder or any other person the right to vote or to consent or to receive notice as a stockholder of the Company.

11.      Amendment. This Note may only be amended with the written consent of Holder, in his, her or its sole discretion.

12.      Notices. Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery to the address of Holder provided pursuant to the Subscription Agreement (or such other address as Holder shall provide to the Company in writing pursuant thereto). The Company shall follow all notification requirements set forth in this Note, including, without limitation, Section 2.2 hereof.

13.      Attorneys’ Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys’ fees and costs incurred by Holder.

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14.      Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to Holder that:

   (a)          Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has full corporate power and authority to conduct its business as currently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations, conditions (financial or otherwise), properties, assets or results of operations of the Company.

   (b)          Subordination.

  (i)          This Note shall rank, to the extent permitted by applicable law, senior to all outstanding debt of the Company, except any outstanding secured debt that is expressly described as senior or pari passu to this Note in the Memorandum.

  (ii)         So long as any of the Notes remain outstanding, the Company agrees not to (x) issue or incur any indebtedness for borrowed money (“New Debt”) if such New Debt is senior in right of payment to the Notes, without the prior written consent of the holders of at least a majority of the aggregate principal amount of the Notes then outstanding or (y) repay any existing indebtedness due or owing to Josh Kornberg or any of his Affiliates, including any principal or interest, for borrowed money , without the prior written consent of the holders of at least a majority of the aggregate principal amount of the Notes then outstanding. As used herein, “Affiliates” means a person or entity that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

  (iii)        The Company has taken, and shall take, such corporate actions and other contractual actions, including, but not limited to, entering into subordination agreements with third parties, as the Company in good faith believes to be reasonably required in order to comply with this Section 14(b) from the date first above written until such time as all Principal Amount and interest accrued thereon under this Note has been paid in full to Holder or this Note is converted in the manner set forth above.

ISSUED as of the date first above written.

BIODRAIN MEDICAL, INC.

By:
Name:	Josh Kornberg
Title:	President and Chief Executive Officer

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